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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ADESA, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation or Organization)	35-1842546 (I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard Carmel, Indiana (Address of principal executive offices)	46032 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-113499

Securities to be registered pursuant to Section 12(g) of the Act:

None.
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        A description of the registrant's common stock, $.01 par value per share (the "Common Stock"), is set forth under the captions "Description of capital stock" and "Shares eligible for future sale" in the registrant's Registration Statement on Form S-1 (File No. 333-113499) filed with the Securities and Exchange Commission on March 11, 2004, as thereafter amended (the "Registration Statement"), which is incorporated herein by reference. The form of prospectus that constitutes part of the Registration Statement and is filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

        Under the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered with the New York Stock Exchange and the Common Stock registered hereby is not being registered pursuant to Section 12(g) of the Exchange Act of 1934, as amended.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ADESA, INC.
Date: May 25, 2004	By:	/s/ DAVID G. GARTZKE David G. Gartzke, Chairman, President and Chief Executive Officer

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURE